PRIME CAPITAL CORPORATION
                        O'Hare International Center
                          10275 West Higgins Road
                         Rosemont, Illinois  60018

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              August 31, 1995


To the Stockholders of
PRIME CAPITAL CORPORATION:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Prime Capital Corporation, a Delaware corporation (the "Company"), will be held on August 31, 1995, at 11:00 o'clock a.m. (C.D.T.), at O'Hare International Conference Center, 10275 West Higgins Road, Rosemont, Illinois 60018 for the following purposes:

     1.   To elect a Board of Directors to serve for the ensuing year.
     2. To consider and act upon a proposal to ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as auditors of the Company for the current fiscal year.
     3. To act upon any and all matters incident to any of the foregoing and transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on July 17, 1995, will be entitled to notice of, and to vote, at the Annual Meeting or any adjournments thereof.

     All stockholders of record on that date are entitled to be present and to vote at the Annual Meeting and are cordially invited to attend the Annual Meeting. If you plan to attend, you may obtain an admittance card by completing the enclosed reservation form and returning it with your proxy. Stockholders are urged, whether or not they plan to attend the Annual Meeting, to mark, date and sign the enclosed proxy and return it promptly in the accompanying envelope. If you attend the Annual Meeting and vote by ballot at the Annual Meeting, you can revoke your proxy at that time and your vote at the Annual Meeting will be counted.

                                   By Order of the Board of Directors




                                   Suzanne M. Jackson
                                        Secretary
Rosemont, Illinois
July 18, 1995

PRIME CAPITAL CORPORATION

O'Hare International Center
10275 West Higgins Road
Rosemont, IL  60018

PROXY STATEMENT FOR ANNUAL MEETING
August 31, 1995


INTRODUCTION

Solicitation, Voting and Revocation of Proxies

     This Proxy Statement is furnished in connection with the solicitation by, and on behalf of, the Board of Directors of Prime Capital Corporation
(the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company on August 31, 1995, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about
July 21, 1995. The Annual Meeting is called for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") which are (i) elect a board of directors; and (ii) ratify the selection of auditors. If a proxy is properly signed and is not revoked by the stockholder, the shares represented thereby will be voted by the Proxy Committee in accordance with the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted by the Proxy Committee "FOR" the election of management's slate of directors and the ratification of KPMG Peat Marwick LLP as auditors of the Company for the current fiscal year. The Proxy Committee consists of James A. Friedman, Leander W. Jennings, Marvin T. Keeling, William D. Smithburg and Robert T. Youngquist. Proxy cards also confer upon the Proxy Committee discretionary authority to vote the shares represented thereby on any matter which is not known at this time but may be presented for action at the meeting. The Company does not know of any other matters that will be presented at the Annual Meeting. If any other matter comes before the Annual Meeting, or any of its adjournments, however, the members of the Proxy Committee will vote in accordance with their best judgement.

     A proxy may be revoked at any time before it is exercised by voting in person at the Annual Meeting or by a later proxy, or by written notice of revocation bearing a later date which is delivered to the Secretary of the Company at or prior to the Annual Meeting.

Cost and Manner of Solicitation

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy materials to beneficial owners of the Company's stock. Solicitations will be made primarily by mail, but certain directors, officers or regular employees of the Company may solicit proxies in person or by telephone or telegram without special compensation.

Available Reports; Incorporation by Reference

     This Proxy Statement is accompanied by a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1994. That report includes financial statements for the year ended December 31, 1994 audited by KPMG Peat Marwick LLP, the Company's independent accountants. The Annual Report to the Stockholders is furnished for information only and no part thereof is incorporated by reference in this Proxy Statement.

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB; WITHOUT
EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1995. THE EXHIBITS THERETO WILL BE AVAILABLE AT A CHARGE OF $.20 PER PAGE. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY IN CARE OF INVESTOR RELATIONS, PRIME CAPITAL CORPORATION, O'HARE INTERNATIONAL CENTER, 10275 W. HIGGINS
ROAD, ROSEMONT, ILLINOIS 60018. ALSO AVAILABLE IS THE COMPANY'S FIRST QUARTER REPORT ON FORM 10-QSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON MAY  8, 1995.

Voting Securities

     The Board of Directors has fixed the close of business on July 17, 1995 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. The voting securities issued and outstanding on the record date consist of 4,280,165 shares of the Company's Common Stock, $.05 par value ("Common Stock"), each share of which is entitled to one vote.


ELECTION OF DIRECTORS

Voting for Directors

    A Board of five Directors will be elected at the 1995 Annual Meeting. All Directors are elected annually and hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

     All five of the present Directors have been nominated by the Board for re-election. The Board has no reason to anticipate that any nominee will decline or be unable to serve. In the event that any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or may be voted for a lesser number of Directors. In the absence of instructions to the contrary, proxies will be voted for the election of the Directors named below.

     The Board of Directors recommends a vote "FOR" the election of the nominees for Directors. Certain information concerning the nominees is set forth below.



                    Principal Occupation During Past                 Director
Name                Five Years and Other Information        Age       Since


James A.            President and Chief Executive Officer   50        1978
 Friedman           of the Company since November 1978;
                    Treasurer of the Company from August
                    1979 to September 1985.  Officer and
                    Director of PLI.

Leander W.          President of Jennings & Associates since  66       1986
 Jennings           September 1986; Managing Partner, Chicago
                    Office of KPMG Peat Marwick from
                    January 1977 to February 1985; Director
                    of A.O. Smith Corporation, Alberto Culver
                    Corporation, Fruit of the Loom, Teppco
                    Partners L.P., and Walker Corporation.

Marvin T.           President and Chief Executive Officer    52        1978
 Keeling            of Great Lakes Telecommunications
                    Corporation.  Director of PLI.

William D.          Chairman of The Quaker Oats Company      57        1986
 Smithburg          since 1983 and Chief Executive Officer thereof
                    since 1981; Director of The Quaker Oats
                    Company, Abbott Laboratories, The Northern
                    Trust Corporation and Corning, Inc.

Robert R.           Practicing Orthodontist and owner of      46       1978
 Youngquist D.D.S.  Robert R. Youngquist D.D.S., Ltd.

The Board of Directors

     The Company's business is managed under the direction of the Board of Directors. During 1994, the Board of Directors held 2 regular meetings. The standard Committees of the Board are the Executive Committee, the Audit Committee, and the Compensation and Stock Option Committee. The Board does not have a standing Nominating Committee. All Directors attended all meetings of the Board of Directors and meetings held by all committees of the Board on which the Director served during the period that the Director served.

Committees of the Board of Directors

     The Executive Committee exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board, subject to the restrictions set forth in the By-Laws. The members of the Executive Committee are: James A. Friedman (Chairman), Leander W. Jennings and William D. Smithburg. The Executive Committee did not meet separately during 1994.

     The Audit Committee has the general responsibility for establishing and maintaining communications with the Company's internal and independent accountants, reviewing the methods used and examinations made by the auditors in connection with the Company's published financial statements and reviewing with the auditors the Company's financial and operating controls. The members of the Audit Committee are: Leander W. Jennings (Chairman) and William D. Smithburg. The Audit Committee met one time during 1994.

     The Compensation and Stock Option Committee oversees the Company's compensation and benefit policies and programs, including the administration of the 1984 Incentive Stock Option Plan, the 1986 Non-Qualified Stock Option Plan and the 1987 Stock Option Plan. The Committee also has general responsibility for the Company's personnel and compensation matters.
The Committee consists of the following Directors of the Company: James A. Friedman and Marvin T. Keeling. The Committee met 9 times during 1994.

Increase in Stock Option Shares

     The Company, through the Board of Directors, administers a stock option plan. See "Compensation Pursuant to Plans" on page 7. An aggregate of 300,000 shares of the Company's Common Stock was reserved for issuance pursuant to the exercise of options under the 1987 Stock Option Plan (the "1987 Plan"). The 1987 Plan originally received 200,000 shares from the
1984 Incentive Stock Option Plan and 15,000 from the 1986 Non-qualified Stock Option Plan. On August 31, 1994, the aggregate number of shares available for options under the 1987 plan was increased from 300,000 to 500,000 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the President and Chief Executive Officer, and the three highest paid executive officers of the Company whose compensation was at least $100,000 for the last fiscal year in all capacities in which they served:


                        SUMMARY COMPENSATION TABLE

                                   Annual Compensation

       (a)        (b)     (c)        (d)    (e)         (f)       (g)
                                            Other                  All
Name and                                   Annual      Options   Other
Principal              Salary     Bonus   Compensa-              Compen
Position         Year   ($)        ($)     tion ($)             sation($)

James A.        1994  357,000               3,625
 Friedman,      1993  200,150    156,850
 President and  1992  225,537     75,000
 Chief Executive
 Officer

W. Barry Tanner 1994
  Senior Vice   1993  102,228     55,000               25,000
  President     1992  198,494(1)

1. Includes severance payment of $37,500 and a loan of $34,000. See "Certain Relationships and Related Transaction."

                    Options Grants in Last Fiscal Year

                         Individual Grants


(a)            (b)           (c)             (d)                (e)

            Number of      % of Total
            Underlying    Options/SARs    Exercise or
           Options/SARs   Granted to      Base Price
            Granted (#)   Employees in     ($/Sh)          Expiration Date
                          Fiscal Year

Charles G.
Schultz     50,000            52%           $1.88             July 1, 2004


    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values



     (a)           (b)           (c)          (d)                      (e)

   Name       Shares Acquired    Value    Number of Securities      Value of
             on Exercise (#)   Realized   Underlying Unexercised  Unexercised
                                 ($)      Options/SARs at FY-    In-the-Money
                                            End (#)              Options/SARs
                                                                at FY-End ($)

                                            Exercisable/         Exercisable/
                                           Unexercisable        Unexercisable

Charles Schultz                             0/50,000               $0/0
David L. Daum                             8,333/16,667             $0/0


Director's Compensation

     Each Director of the Company who is not an Executive Officer receives an annual retainer of $10,000 plus a fee of $500 for attendance at each meeting of the Board. In addition, members of the Committees of the Board who are not Executive Officers receive a fee of $300 for each Committee meeting attended. Directors of the Company who are also Executive Officers receive no compensation for rendering services as a Director except for reimbursement of out-of-pocket expenses.

Compensation Pursuant to Plans

     The Company has adopted the 1984 Incentive Stock Option Plan (the "ISO Plan"), the 1986 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") and the 1987 Stock Option Plan (the "1987 Plan"). All descriptions of the various plans are qualified in their entirety by reference to the actual Plan documents which are available for examination.

     The ISO Plan is administered by a committee of not less than two Directors of the Board (the "Committee"). The Board must select the members of the Committee from among those Directors who are ineligible to participate in, and who have not within the year preceding appointment to the Committee been eligible to participate in, the ISO Plan or any other stock option plan of the Company. The ISO Plan empowered the Committee to grant incentive stock options to "key employees" of the Company and its subsidiaries to purchase shares of the Company's Common Stock at any time prior to the approval of the 1987 Plan. Subject to certain limitations, the ISO Plan empowered the Committee to determine the persons to whom options were granted, the number of shares to be covered by each option, the option price per share (which must have been at lease equal to 100% of the fair market value of the Common Stock of the Company on the date the option is granted) and all other terms and conditions of the option and its exercise. Termination of an optionee's employment with the Company or its subsidiaries results in the termination of all options held by such optionee which were not exercisable at the time of such termination of employment. All options granted under the ISO Plan are non-assignable and non-transferable other than by will or the laws of descent or distribution.

     The Non-Qualified Plan empowered the Board of Directors for a period of 10 years commencing on March 26, 1986, to grant non-qualified stock options to purchase shares of the Company's Common Stock to Directors of the Company who are not Officers or employees of the Company or its subsidiaries and to key employees who are not Directors of the Company. The Non-Qualified Plan provided for the issuance of up to 25,000 shares of Common Stock upon the exercise of options thereunder at any time prior to the approval of the 1987 Plan. A Director participant could not be granted options to purchase more than 7,500 shares of Common Stock under the Plan. On March 26, 1986, the Board of Directors delegated the responsibility for the administration of the Non-Qualified Plan to the Committee. Subject to the provisions of the Non-Qualified Plan, the Committee determined the persons to whom options are granted, the number of shares subject to each option, the exercise price of each option and all other terms and conditions of exercise. Pursuant to an amendment adopted on May 1, 1986, options must have been granted at not less than 85% of the current fair market value of the shares of Common Stock. Each option granted under the Non-Qualified Plan was and is immediately exercisable in full. A portion of the shares purchased upon exercise of an option granted under the Non-Qualified Plan was and is immediately exercisable in full. A portion of the shares purchased upon exercise of an option granted under the Non-Qualified Plan may, however, be subject to repurchase by the Company at the option price if the optionee ceases to be an employee or a Director, as the case may be, of the Company within five years after the date of grant of the option. Such repurchase option lapses pro rata over such period and lapses entirely where certain transactions involving the Company have occurred. Options are not transferable, except that options may be exercised by the executor, administrator or personal representative of a deceased optionee for a period of not longer than one year after the death of such optionee at such time and to such extent that the optionee, had he lived, would have been entitled to exercise such option.

     The 1987 Plan was adopted by the Board of Directors on March 24, 1987 and was approved by the stockholders on May 27, 1987. An aggregate of 300,000 shares of the Company's Common Stock is reserved for issuance pursuant to the exercise of options under the 1987 Plan. 200,000 of which have been transferred from the ISO Plan and 15,000 of which have been transferred from the Non-Qualified Plan.

     The Board of Directors may grant options to purchase shares of the Company's Common Stock at times and prices provided for in the agreements granting the options, subject to the terms of the 1987 Plan, to key employees (who are not Directors of the Company) and Directors (who are not Officers or employees of the Company or its subsidiaries) of the Company or its subsidiaries. Only key employees are eligible to receive incentive stock options. Key employees and Directors are eligible to receive non-qualified options. All options are subject to the specific terms and conditions evidenced by written agreements between the Company and the optionee. The maximum number of shares for which an option may be granted to any one key employee (who is not a Director of the Company) is not limited other than in the discretion of the Board. The total number of shares of Common Stock subject to options granted under the 1987 Plan to an optionee who is a Director shall not exceed 25,000.

     An optionee may exercise options granted under the 1987 Plan for a period of three months following, in the case of an optionee who is an employee, termination of the optionee's employment (12 months if termination of employment is due to total and permanent disability), or, in the case of an optionee who is a non-employee Director, the time the optionee ceases to be a Director of the Company (12 months if he ceases to be a Director due to total and permanent disability) to the same extent that the optionee might have exercised such option at the time of such termination of employment or the time he ceased to be a Director, as the case may be.
The Company shall have the right to repurchase certain shares on termination of employment or directorship. Options shall not be transferable, except that options may be exercised by the executor, administrator or personal representative of a deceased optionee for a period of not longer than one year after the death of such optionee at such time and to such extent that the optionee, had he lived, would have been entitled to exercise such option.

     The following information is provided in aggregate amounts for the named individuals and groups.


                                        Executive           All Eligible
                                        Officers            Employees
                                        As a Group(1)       As a Group(2)

Options Granted During Fiscal 1994        50,000                94,500
Weighted Average Per Share Exercise Price:  --                   $0.85
Total Options Exercised
  Net Value Realized in Shares (market value less
     exercise price) or Cash:               --                     --
Shares Sold During Fiscal 1994:             --                     --
Options Outstanding at December 31,1994   75,000               356,162
___________
(1)  (2 persons)
(2)  (29 persons)


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Current Ownership

  The following table sets forth certain information as of December 31, 1994 with respect to the beneficial ownership of the Company's Common Stock by each stockholder or group known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each Director, and by all Executive Officers and Directors as a group. The information is based, in part, on data furnished by such Executive Officers, Directors and stockholders. The address of each holder of more than 5% of the Company's Common Stock other than First Financial Fund, Inc. and Wellington Management Company is O'Hare International Center, 10275 West Higgins Road, Rosemont, Illinois 60018. The address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109. First Financial Fund, Inc.'s address is One Seaport Plaza, 25th Floor, New York, New York 10292.

Name of                       Amount and Nature
Beneficial Owner              of Beneficial Ownership        Percent of Class

James A. Friedman (1)                   2,198,375                 48.9%

Leander W. Jennings (2)                    27,100                   *

Marvin T. Keeling (3)                     542,125                  12.1%

William D. Smithburg (2) (4)               29,000                   *

Robert R. Youngquist, D.D.S. (5)           20,000                   *

First Financial Fund, Inc. (6)             330,000                  7.3%

All Executive Officers and Directors
as a group (5 persons) (2)              2,816,600                  62.7%
*Less than 1%

(1) Includes 459,975.67 shares owned by a trust for the benefit of Mr. Friedman's children for which Mr. Friedman disclaims beneficial ownership.

(2) Includes outstanding options which are currently exercisable or will become exercisable within 60 days with respect to the following named individuals or groups: Messrs. Jennings, 25,000 shares; Smithburg, 25,000 shares; all Executive Officers and Directors as a group, 50,000 shares.

(3) Includes 22,000 shares owned by trusts for the benefit of Mr. Keeling's children and 40,000 shares held in a family trust fund for which Mr. Keeling disclaims beneficial ownership.

(4)  Includes 2,000 shares owned by trusts for the benefit of Mr.
     Smithburg's children for which Mr. Smithburg disclaims beneficial ownership.

(5) Includes 15,000 shares held in a pension plan of which Dr. Youngquist is a fiduciary and for which Dr. Youngquist disclaims beneficial ownership.

(6) According to Schedules 13G filed with the Securities and Exchange Commission on February 10, 1995, First Financial Fund, Inc., an investment Company, is the beneficial owner of such shares, and Wellington Management Company, its investment advisor, may also be deemed to be a beneficial owner of those shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  There are no family relationships among the Directors and Executive Officers of the Company.

  Prior to 1986, Mr. Friedman participated in various investor programs in which he bought equipment from PLI, and PLI assigned to him leases by various hospitals or other lessees. These transactions were effected in a period during which Mr. Friedman was a Directors and Executive Officer of the Company. The transactions were structured on substantially the same terms as the Company's other investor programs, except the acquisition fees paid by the Executive Officer of the Company were 50% of the usual fee.
Mr. Friedman did not purchase any new transactions in 1992, 1993 or 1994.

The following is a summary of all transactions entered into prior to fiscal 1986 involving Executive Officers and Directors which were in effect as of December 31, 1994:
                            Number of      Aggregate         Aggregate
     Investor                 Leases    Equipment Cost   Financial Income

James A. Friedman              2         $261,036              $56,717

In September 1991, James A. Friedman purchased one lease and the underlying telecommunications equipment from the Company for a price of approximately $350,000, made up of cash and an assumption of the debt secured by those assets. The transaction was approved by the Company's outside directors in accordance with the Company's policy of related party transactions.
The Company originally purchased the equipment for approximately $456,000 and entered into this lease in February, 1990. At the date of the sale to Mr. Friedman, the assets were carried on the Company's books at approximately $373,000. There was no income recognized by Mr. Friedman on this lease in 1994.

During 1992, W. Barry Tanner received two advances from the Company totalling $71,500. Upon Mr. Tanner's termination with the Company in August, 1993, one of the advances in the amount of $37,500 was forgiven and recharacterized as a severance payment as part of Mr. Tanner's termination arrangements with the Company. The additional $34,000 still remains outstanding.

SELECTION OF INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR
ENDING DECEMBER 31, 1995

  The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent accountants, to audit the accounts of the Corporation for its fiscal year ended December 31, 1995. The Corporation has been advised that neither that firm nor any of its partners has any other relationship, direct or indirect, with the Corporation or its subsidiaries.

  It is expected that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting with an opportunity to make a statement, if he desires to do so, and available to respond to appropriate questions.

  The Board of Directors recommends a vote "FOR" the proposal and proxies solicited by the Board of Directors will be so voted unless stockholders specify on their proxy card a contrary choice.


OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the meeting and is not informed of any other business which others may bring before the meeting. However, if any other matter should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.


DEADLINE FOR SHAREHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the next Annual Meeting must be received by the Company, in writing, no later than January 30, 1996, in order to be considered for inclusion in the Proxy Statement and proxy for the Company's 1995 Annual Meeting. Any such proposal should be sent to the attention of the Secretary of the Company at O'Hare International Center, 10275 West Higgins Road, Rosemont, IL 60018.

ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.


                                 By Order of the Board of Directors




                                             Suzanne M. Jackson
                                                  Secretary


Rosemont, Illinois
July 18, 1995

1995 PROXY               Prime Capital Corporation
                    Proxy for Annual Meeting of August 31, 1995
                    This proxy is solicited on behalf of the Board of Directors

  The undersigned hereby appoints James A. Friedman, Leander W. Jennings, Marvin T. Keeling, William D. Smithburg, and Robert R. Youngquist, each with power to appoint his substitute, to represent and to vote all shares of stock of Prime Capital Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at O'Hare International Center Auditorium, 10275 West Higgins Road, Rosemont, IL 60018 on Thursday, August 31, 1995 at 11:00 a.m. (C.D.T.) and any adjournments thereof, as indicated on the reverse side of this card on the proposals described in the proxy statement and all other matters properly coming before the meeting.

         A vote FOR Items 1 and 2 is recommended by the Board of Directors

1.  Election of Directors
   [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary)     for all nominees
     J.A. Friedman, L.W. Jennings, M.T. Keeling, W.D. Smithburg, R.R.
     Youngquist

  Instructions: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided.

2.  FOR [ ]    AGAINST [ ]    ABSTAIN [ ]      Ratification of Appointment
                                               of Independent Auditors

     IMPORTANT - This proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, AND 2.


                              Dated ________________________1995

                              X____________________________
                                        Signature

                              X____________________________
                                        Signature

Please sign exactly as your name or names appear above. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.